Exhibit 10.27

                                                                                                Grantee:         “participant name”

                                                                                                Grant Date:   “grant date”

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

2012 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

            THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), made as of t this “grant date, DD” day of “grant date, MM” , ”grant date, YYYY” (the “Grant Date”) by and between Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), and “participant name”  (the “Grantee”), evidences the grant by the Company of an award of restricted stock units (the “Award”) to the Grantee on such date and the Grantee’s acceptance of the Award in accordance with the provisions of the Clear Channel Outdoor Holdings, Inc. 2012 Stock Incentive Plan, as it may be amended from time to time (the “Plan”).  All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.  The Company and the Grantee agree as follows:

1.                  Grant of Award.  Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee the Award, giving the Grantee the conditional right to receive “Shares granted” shares of Class A Common Stock of the Company (the “Shares”).

2.                  Vesting.  Except as otherwise provided in this Agreement, the Award will vest with respect to 50% of the Shares on each of the third and fourth anniversary of the Grant Date (each a “Vesting Date”); provided, that, the Grantee is still employed by or providing services to the Company on each such Vesting Date.

3.                  Payment of Award.  The Company shall, as soon as practicable upon the vesting of any portion of the Award (but in no event later than the date that is 2 1/2 months after the date such portion becomes vested), issue (if necessary) and transfer to the Grantee the Shares with respect to such vested portion of the Award, and shall deliver to the Grantee or have deposited in the Grantee’s brokerage account with the Company’s transfer agent or designated third-party administrator such Shares, at the Grantee’s election either electronically or represented by a certificate or certificates therefor, registered in the Grantee’s name.  No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Company.

4.                  Termination of Employment.

(a)                If the Grantee’s employment or service is terminated due to death and such death occurs before this Award is vested in full, this Award shall automatically vest in full.

(b)               If the Grantee’s employment or service is terminated due to Disability (as defined herein) or Retirement (as defined herein) and such Disability or Retirement, as the case may be, occurs prior to the date this Award is vested in full, for purposes of this Agreement only, the Grantee shall be treated, as if his employment or service continued with the Company until the date this Award would have vested in full under Section 2 (the “Extension Period”) and the Award will vest in accordance with the schedule set forth in Section 2; provided, that, if the Grantee dies during the Extension Period and the Restricted Stock has not otherwise been forfeited in accordance with this Agreement, this Award shall

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automatically vest in full on the date of death; provided further, that notwithstanding any other provision of this Agreement or the Plan to the contrary, including, without limitation, Section 3, to the extent that this Award becomes vested in accordance with this Section 4(b), payment of the applicable portion of the Award shall in no event be later than the date that is 2 1/2 months after the date such portion becomes vested under this Section 4(b) in accordance with the schedule set forth in Section 2 (with each payment deemed a separate installment for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent such section of the Code is applicable).

For purposes of this Agreement, “Disability” shall mean (i) if the Grantee’s employment or service with the Company is subject to the terms of an employment or other service agreement between such Grantee and the Company, which agreement includes a definition of “Disability”, the term “Disability” shall have the meaning set forth in such agreement; and (ii) in all other cases, the term “Disability” shall mean a physical or mental infirmity which impairs the Grantee’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

For purposes of this Agreement, “Retirement” shall mean the Grantee’s resignation from the Company on or after the date on which the sum of his/her (i) full years of age (measured as of his/her last birthday preceding the date of termination of employment or service) and (ii) full years of service with the Company (or any parent or subsidiary) measured from his date of hire (or re-hire, if later), is equal at least seventy (70); provided, that, the Grantee must have attained at least the age of sixty (60) and completed at least five (5) full years of service with the Company (or any parent or subsidiary) prior to the date of his/her resignation.  Any disputes relating to whether the Grantee is eligible for Retirement under this Agreement, including, without limitation, years’ of service, shall be settled by the Committee in its sole discretion.

(c)                If the termination of the Grantee’s employment or service is for any other reason, the then unvested portion of the Award shall be immediately forfeited without consideration and the Grantee shall have no further rights to such unvested portion of the Award hereunder.  The Grantee’s status as an employee or other service-provider shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave); provided, that, such leave is for a period of not more than three months or re-employment or re-engagement upon expiration of such leave is guaranteed by contract or statute.

(d)               Notwithstanding any other provision of this Agreement or the Plan to the contrary:

(i)                 If it is determined by the Committee that the Grantee engaged (or is engaging in) any activity that is harmful to the business or reputation of the Company (or any parent or subsidiary), including, without limitation, any “Competitive Activity” (as defined below) or conduct prejudicial to or in conflict with the Company (or any parent or subsidiary) or any material breach of a contractual obligation to the Company (or any parent or subsidiary) (collectively, “Prohibited Acts”), then, upon such determination by the Committee, the unvested portion of the Award shall be forfeited without consideration.

(ii)               If it is determined by the Committee that the Grantee engaged in (or is engaging in) any Prohibited Act where such Prohibited Act occurred or is occurring within the one (1) year period immediately following the vesting of any portion of the Award, the Grantee agrees that he/she will repay to the Company any gain realized on the vesting of such portion of the Award (such gain to be valued as of the relevant Vesting Date(s) based on the Fair Market Value (as defined in Section 5.2 of the Plan) of the Shares vesting on the relevant Vesting Date).  Such repayment obligation will be effective as of the date specified by the Committee.  Any

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repayment obligation must be satisfied in cash or, if permitted in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the gain realized upon vesting of such portion of the Award.  The Company is specifically authorized to off-set and deduct from any other payments, if any, including, without limitation, wages, salary or bonus, that it may own the Grantee to secure the repayment obligations herein contained.

The determination of whether the Grantee has engaged in a Prohibited Act shall be determined by the Committee in good faith and in its sole discretion.

For purposes of this Agreement, the term “Competitive Activity” shall mean the Grantee, without the prior written permission of the Committee, anywhere in the world where the Company (or any parent or subsidiary) engages in business, directly or indirectly, (i) entering into the employ of or rendering any services to any person, entity or organization engaged in a business which is directly or indirectly related to the businesses of the Company or any parent or subsidiary (“Competitive Business”) or (ii) becoming associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity other than ownership of passive investments not exceeding 1% of the vote or value of such Competitive Business.

(e)                The term “Company” as used in this Agreement with reference to the employment or service of the Grantee shall include the Company and its parent and subsidiaries, as appropriate.

5.                  Change in Control.  Upon the occurrence of a Change in Control (as defined herein) of the Company, the unvested portion of this Award that remains outstanding at such time shall become immediately fully vested.  For the purposes hereof, the term “Change in Control” of the Company shall mean a transaction or series of transactions that constitutes an “Exchange Transaction” within the meaning of the Plan (or such other event involving a change in ownership or control of the business or assets of the Company as the Board, acting in its sole discretion, may determine) but only to the extent such transaction or series of transactions constitutes a change in control pursuant to Section 409A of the Code and the regulations promulgated thereunder.  For the avoidance of doubt, the determination of whether a transaction or series of transactions constitutes an Exchange Transaction within the meaning of the Plan shall be determined by the Board, acting in its sole discretion.

6.                  Withholding.  The Grantee agrees that no later than each Vesting Date, the Grantee shall pay to the Administrator (or at the option of the Company, to the Company) such amount as the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred with respect to the portion of the Award vesting on such Vesting Date.  The Grantee may elect to pay to the Administrator (or at the option of the Company, to the Company) an amount equal to the amount of the taxes which the Company shall be required to withhold by delivering to the Administrator (or at the option of the Company, to the Company), cash, a check or at the sole discretion of the Company, shares of Common Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company.

7.                  Section 409A.

(a)                It is the intent of the Company that the payments and benefits under this Agreement shall comply with, or be exempt from, Section 409A of the Code and applicable regulations and guidance thereunder (collectively, “Section 409A”) and accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance with, or be exempt from, Section 409A.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Grantee by Section 409A or for any damages for failing to comply with Section 409A.

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(b)               For purposes of Section 409A and to the extent Section 409A is applicable to any payment hereunder, Grantee’s right to receive any installment payment pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

(c)                Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 2 1/2 months following the date specified in Section 2”), the actual date of payment within the specified period shall be within the Company’s sole discretion.

(d)               If Grantee is deemed on the date of termination to be a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code, any amounts to which Grantee is entitled under this Agreement that constitute “non-qualified deferred compensation” payable on “separation from service” under Section 409A and would otherwise be payable prior to the earlier of (i) the 6-month anniversary of the Employee’s date of termination and (ii) the date of the Employee’s death (the “Delay Period”) shall instead be paid in a lump sum immediately upon (and not before) the expiration of the Delay Period to the extent required under Section 409A.

8.                  Rights as a Stockholder.  No Shares shall be issued under this Award until payment of the applicable tax withholding obligations have been satisfied or provided for to the satisfaction of the Company, and the Grantee shall have no rights as a stockholder with respect to any Shares covered by this Award until such shares are duly and validly issued by the Company to or on behalf of the Grantee.

9.                  Non-Transferability.  This Award is not assignable or transferable except upon the Grantee’s death to a beneficiary designated by the Grantee in a manner prescribed or approved for this purpose by the Committee or, if no designated beneficiary shall survive the Grantee, pursuant to the Grantee’s will or by the laws of descent and distribution.

10.              Limitation of Rights.  Nothing contained in this Agreement shall confer upon the Grantee any right with respect to the continuation of his employment or service with the Company, or interfere in any way with the right of the Company at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the compensation and/or other terms and conditions of the Grantee’s employment or other service.

11.              Securities Representations.  The Grantee agrees, by acceptance of this Award, that, upon issuance of any Shares hereunder, that, unless such Shares are then registered under applicable federal and state securities laws, (i) acquisition of such Shares will be for investment and not with a view to the distribution thereof, and (ii) the Company may require an investment letter from the Grantee in such form as may be recommended by Company counsel.  The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to the issuance or transfer of Shares pursuant to this Award to comply with any law or regulation of any governmental authority.

12.              Notice.  Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices at Clear Channel Outdoor Holdings, Inc., 200 East Basse Road, San Antonio, Texas 78209-8328, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Company.  Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

13.              Incorporation of Plan by Reference.  This Award is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and this Award shall in all respects be interpreted in

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accordance with the Plan.  The Committee shall interpret and construe the Plan and this Agreement and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.  In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

14.              Governing Law.  This Agreement and the rights of all persons claiming under this Agreement shall be governed by the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof.

15.              Miscellaneous.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified other than by written instrument executed by the parties.  The issuance of the Awards or unrestricted Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto.  The Company shall not be obligated to issue any Shares pursuant to this Agreement if any such issuance would violate any such requirements.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

16.              Consent.  By signing this Agreement, the Grantee acknowledges and agrees that:

(a)                The Company and the Company’s affiliates are permitted to hold and process personal (and sensitive) information and data about the Grantee as part of its personnel and other business records and may use such information in the course of such entity’s business.

(b)               In the event that disclosure is required for the proper conduct of the business (as determined by the Company and the Company’s affiliates), the Company and the Company’s affiliates may disclose the information referenced in Section 16(a) to third parties, including when such entities are situated outside the European Economic Area.

(c)                This Section 16 applies to information held, used or disclosed in any medium.

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                                                                                                                                                                                                                                    Grantee: “Participant Name”

                                                                                                Grant Date:  ”grant date”

            IN WITNESS WHEREOF, the Company has caused this Award to be executed under its corporate seal by its duly authorized officer.  This Award shall take effect as a sealed instrument.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:_________________________________

Name:______________________________

Title:_______________________________

Dated: “acceptance date”

Acknowledged and Agreed

“Electronic Signature”

Name: “Participant Name”

Address of Principal Residence:

____________________________________

____________________________________

                                 Signature Page to Restricted Stock Unit Award Agreement